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                                                                  EXHIBIT 10(q)

                              SECOND AMENDMENT TO
                                CREDIT AGREEMENT

     THIS SECOND AMENDMENT ("Amendment") dated as of March 31, 1997, by and among the borrowers listed on Schedule 1 (collectively "Companies") and Comerica Bank, a Michigan banking corporation ("Bank").

                                   RECITALS:

     A. Companies and Bank entered into a Credit Agreement dated as of June 13, 1996, which was amended by a First Amendment dated December 5, 1996 (as amended, "Agreement").

     B. Companies and Bank desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, the parties agree as follows:

     1. The following definitions are hereby added to Section 1 of the Agreement in alphabetical order:

          "'Equipment Line Maturity Date' shall mean May 1, 1998.

          "'Equipment Notes' shall mean the Notes described in Section 2.A.1 hereof made by Companies to Bank in the form annexed hereto as Exhibit 'I'.

          "'Notes' shall mean the Revolving Credit Note and each of the Equipment Notes."

     2. The definition of Revolving Credit Maturity Date set forth in Section 1 of the Agreement is amended to read in its entirety as follows:

          "'Revolving Credit Maturity Date' shall mean May 1, 1998."

     3.   The following Section 2.A is hereby added to the Agreement:

          "2.A.1   THE INDEBTEDNESS: EQUIPMENT LINE OF CREDIT

          2.A.1    Bank may lend to Companies at any time and from time to time from the date hereof until the Equipment Line Maturity Date, sums not to exceed Two Million Dollars ($2,000,000) in aggregate principal amount. Each of the borrowings hereunder shall be evidenced by an Equipment Note. Bank shall not be obligated to make any advance under this Section 2.A.
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     2.A.2    The indebtedness represented by each Equipment Note shall be payable in equal monthly principal installments equal to the amount necessary to amortize the original amount of the Equipment Note over a five year term commencing on the first day of the first month after such loan is made and on the first day of each month thereafter until the maturity date thereof, when the entire unpaid balance of principal and interest thereon shall be due and payable. The maturity date for each Equipment Note shall be the Equipment Line Maturity Date. In addition to the above required payments on principal, Company agrees to pay interest on the unpaid principal balance of each Equipment Note from time to time outstanding at a per annum rate equal to one and one half percent (1 1/2%) above the Prime Rate, provided, however, upon the occurrence of any Event of Default hereunder, interest shall be payable at a per annum rate of four and one half percent (4 1/2%) above the Prime Rate. Interest payments shall be made monthly, commencing on the first day of the first month following the advance under the applicable Equipment Note and on the first day of each month thereafter. Interest shall be computed on a daily basis using a year of 360 days for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate.

     2.A.3 Bank shall mot make advances under this Section 2.A unless Companies shall have first filed with Bank a request for draw in form acceptable to Bank executed by an authorized officer of Companies. Each such request for an advance shall be submitted to Bank not less than ten (10) days prior to the requested date of disbursement of the advance. At the time each advance is made, Companies shall pay to Bank a funding fee equal to one percent (1%) of the amount of such advance.

     2.A.4 Bank will approve requests for draws upon presentation by Company of such documents, instruments or opinions, in form and substance satisfactory to the Bank, as the Bank may require.

     2.A.5 Companies may prepay such Equipment Note in whole or in part without penalty. Any prepayments shall be applied to principal payments due under an Equipment Note in the inverse order of their maturities.

     2.A.6 Proceeds of each Equipment Note shall be used solely to finance the acquisition of new [or used] machinery and equipment which is acceptable to Bank.
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          2.A.7  The aggregate amount of advances available under this Section
     2.A shall not exceed $2,000,000. Each advance shall be in an amount not less than $600,000."

     4. Section 5.1(a) of the Agreement is amended to change the reference to "Revolving Credit Note" to "the Notes".

     5. Section 5.3 and Section 6.2 and Section 7.2 are amended to change each reference to "Revolving Credit Note" to "the Notes".

     6. Section 9.1 of the Agreement is amended to read in its entirety as follows:

          "9.1 Leverage Ratio. Permit the Consolidated Leverage Ratio at any time to be more than 2.75 to 1.0."

     7. Section 9.2 of the Agreement is amended to read in its entirety as follows:

          "9.2 Cash Flow Coverage Ratio. Permit the Consolidated Cash Flow Coverage Ratio at any time to be less than the amounts specified below for the determination date specified below:

          March 31, 1997                          .35 to 1.0
          June 30, 1997                           .45 to 1.0
          September 30, 1997                      .55 to 1.0
          December 31, 1997                       .60 to 1.0
          March 31, 1998 and as of the last
          day of each fiscal quarter thereafter   .75 to 1.0"

     8. Section 9.3 of the Agreement is amended to read in its entirety as follows:

          "9.3 Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 1.20 to
     1.0. For purposes of calculation of this ratio, all Indebtedness of Companies to Bank outstanding under the Revolving Credit Note shall be treated as a part of Consolidated Current Liabilities."

     9. The definition of "Measuring Period" is amended to read in its entirety as follows:

          "'Measuring Period' shall mean for the determination date referred to below the applicable period shown opposite such determination date:

     Determination Date         Measuring Period

     March 31, 1997             January 1, 1997 through March 31, 1997
     June 30, 1997              January 1, 1997 through June 30, 1997





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        September 30, 1997  January 1, 1997 through September 30, 1997
        December 31, 1997   The four preceding fiscal quarters ending
        and the last day    on such determination date
        of each fiscal
        quarter thereafter"

        10.  The attached Exhibit "I" is hereby added to the Agreement.

        11.  Section 10.1 (a), Section 10.1 (f), Section 10.2, Section 10.4 and
Section 11.4 of the Agreement are amended to change each reference to "Revolving Credit Note" to "the Notes".

        12. Companies hereby represent and warrant that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within each Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of each Company set forth in Sections
7.1 through 7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof;
(c) the continuing representations and warranties of each Company set forth in
Section 7.16 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 10.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

        13. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

        14. This Amendment shall be effective as of the date first above written and the payment by Companies to Bank of a non-refundable amendment fee in the amount of $50,000.
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        IN WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                           DETREX CORPORATION



By: Mark A. Reifel                      By:  Gerald J. Israel
   --------------------------              -------------------------------
                                             Gerald J. Israel

Its:  Vice President                    Its: Vice President-Finance and
    -------------------------                Chief Financial Officer



                                        THE ELCO CORPORATION


                                        By:  Gerald J. Israel
                                           -------------------------------
                                             Gerald J. Israel


                                        Its: Treasurer



                                        HARVEL PLASTICS, INC.


                                        By:  Gerald J. Israel
                                           -------------------------------
                                             Gerald J. Israel


                                        Its: Director



                                        SEIBERT-OXIDERMO, INC.



                                        By:  Gerald J. Israel
                                           -------------------------------
                                             Gerald J. Israel


                                        Its: Treasurer

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                                  SCHEDULE 1



Detrex Corporation

The Elco Corporation

Harvel Plastics, Inc.

Seibert-Oxidermo, Inc.


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                                  EXHIBIT "I"

                                 EQUIPMENT NOTE



$__________________                                     Detroit, Michigan
                                                        _______________, 199__


     FOR VALUE RECEIVED, the undersigned (collectively "Companies" jointly and severally promise to pay to the order of Comerica Bank, a Michigan banking corporation ("Bank") at 500 Woodward Avenue, Detroit, Michigan, in lawful money of the United States of America the principal sum of _________________________ Dollars ($_________) in lawful money of the United States of America payable in monthly principal installments each in the amount of $___________ commencing on _______________, ____________, and on a like day of each month thereafter until May 1, 1998, when the entire unpaid balance of principal and interest thereon shall be due and payable, together with interest thereon as hereinafter set forth.

     The principal balance from time to time outstanding hereunder shall bear interest at a per annum interest rate equal to one and one half percent (1 1/2%) above Bank's Prime Rate or as otherwise determined under the Agreement (as defined below), and interest shall be computed, assessed and payable as set forth in the Agreement.

     This Note evidences borrowing under, is subject to, and may be accelerated or matured under, the terms of the Credit Agreement dated as of June 13, 1996, made by and between Companies and Bank ("Agreement"), to which reference is hereby made.

     Companies agree that in the event of a default hereunder or any default or Event of Default under the Agreement, Bank shall be entitled to liquidate and collect all property or assets (including deposits and other credits) whether presently owned or hereafter acquired, of Companies in possession or control of (or owing by) the Bank for any purpose, and to apply the proceeds of such liquidations and collections, and offset any amounts owing by Bank, against Companies' obligations hereunder and under the Agreement.

     This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

Companies hereby waive presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agree that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal,
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which is now or hereafter security for this Note.  Any transferees of, or endorser, guarantor or surety paying this Note in full share succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

        Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                        DETREX CORPORATION



                                        By:
                                           -----------------------------
                                            Gerald J. Israel

                                        Its:  Vice President-Finance and
                                              Chief Financial Officer



                                        THE ELCO CORPORATION

                                        By:
                                           -----------------------------
                                            Gerald J. Israel


                                        Its:  Treasurer



                                        HARVEL PLASTICS, INC.



                                        By:
                                           ------------------------------
                                            Gerald J. Israel

                                        Its:  Director



                                        SEIBERT-OXIDERMO, INC.



                                        By:
                                           -----------------------------
                                            Gerald J. Israel

                                        Its:  Treasurer